UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 1, 2021

The Sherwin-Williams Company

(Exact name of registrant as specified in its charter)

Ohio	1-04851	34-0526850
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 West Prospect Avenue Cleveland, Ohio	44115
(Address of principal executive offices)	(Zip Code)

(216) 566-2000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $1.00	SHW	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 1, 2021, David B. Sewell notified The Sherwin-Williams Company (“Sherwin-Williams”) of his decision to resign from his position as President and Chief Operating Officer of Sherwin-Williams, effective March 12, 2021.

Also on March 1, 2021, the Board of Directors (the “Board”) of Sherwin-Williams elected John G. Morikis, Sherwin-Williams’ Chairman and Chief Executive Officer, to the additional position of President, effective March 12, 2021. Mr. Morikis will assume Mr. Sewell’s primary duties and responsibilities, and will also continue to serve in his current role with Sherwin-Williams.

Mr. Morikis, age 57, has served as Sherwin-Williams’ Chairman since January 2017 and Chief Executive Officer since January 2016. Mr. Morikis previously served as Sherwin-Williams’ President from October 2006 to March 2019 and Chief Operating Officer from October 2006 to January 2016. Mr. Morikis has served as a Director since October 2015 and has been employed with Sherwin-Williams since December 1984.

There are no family relationships between Mr. Morikis and any director or executive officer of Sherwin-Williams. There are no related party transactions involving Mr. Morikis that are reportable under Item 404(a) of Regulation S-K. There were no changes to Mr. Morikis’ current compensatory arrangements with Sherwin-Williams related to his election as President.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE SHERWIN-WILLIAMS COMPANY

Date: March 1, 2021	By:	/s/ Stephen J. Perisutti
	Name:	Stephen J. Perisutti
	Title:	Vice President, Deputy General Counsel and Assistant Secretary